UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 17, 2023
INSIGHT ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)
_____________________________

Delaware		0-25092	86-0766246
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2701 East Insight Way,
Chandler,	Arizona		85286
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code:
(480) 333-3000
Not Applicable
(Former name or former address, if changed since last report)
_____________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	NSIT	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(d) As Insight Enterprises, Inc. (the “Company”), previously reported in a Current Report on Form 8-K filed on May 17, 2023 (the “Original Form 8-K”), at the Company’s 2023 Annual Meeting of Stockholders held on May 17, 2023, the Company’s shareholders voted on the frequency of future advisory votes on the compensation of our named executive officers as set forth in the table below:

One Year	Two Years	Three Years	Votes Abstained
29,374,906	1,264	1,381,309	975,936

The sole purpose of this amendment (the “Amendment”) is to disclose, in accordance with the requirements of Item 5.07(d) of Form 8-K, that based upon these results, which were consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Board has determined that the Company will continue to hold an advisory vote on the compensation of the named executives officers annually until the next vote on the frequency of holding such advisory votes. Except as set forth in this Amendment, no other modifications have been made to the information contained in the Original Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date:	May 25, 2023	By:	/s/ Glynis A. Bryan
Glynis A. Bryan
Chief Financial Officer